As filed with the Securities and Exchange Commission on July 26, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________
IRIDIUM COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	26-1344998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400
McLean, VA 22102
(Address of registrant’s principal executive offices) (Zip Code)

Iridium Communications Inc. 2015 Equity Incentive Plan
(Full title of the Plan)

Matthew J. Desch
Chief Executive Officer
Iridium Communications Inc.
1750 Tysons Boulevard, Suite 1400
McLean, VA 22102
(Name and address of agent for service)

703-287-7400
(Telephone number, including area code, of agent for service)
_____________________________________________
Copy to:
Brian F. Leaf
Cooley LLP
One Freedom Square, Reston Town Center
11951 Freedom Drive
Reston, VA 20190
(703) 456-8000
_____________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Iridium Communications Inc. (the “Registrant”) for the purpose of registering an additional 7,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan (as amended and restated to date, the “2015 Plan”). The Registrant previously registered an aggregate of 30,944,912 shares of the Registrant’s Common Stock reserved for issuance under the 2015 Plan pursuant to the Registrant’s Registration Statements on Form S-8 (File Nos. 333-204236, 333-218073 and 333-231699), filed with the Securities and Exchange Commission on May 15, 2015, May 18, 2017 and May 23, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information*
Item 2.     Registrant Information and Employee Plan Annual Information*
*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 16, 2023 (the “2022 Form 10-K”);
•the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on April 20, 2023 and July 25, 2023, respectively;
•the information specifically incorporated by reference into the 2022 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 17, 2023;
•the Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2023, February 15, 2023, February 24, 2023 and May 5, 2023;
•the description of the Registrant’s common stock contained in the Registrant’s Current Report on Form 8-K filed with the Commission on September 29, 2009, incorporated by reference in Item I of the Registrant’s Registration Statement on Form 8-A under the Exchange Act, as amended, filed with the Commission on October 15, 2009, and all amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and exhibits filed with such form that are related to such items) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed and incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 001-33963.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

In addition, the Registrant has entered into indemnification agreements with each of its directors and officers and maintains liability insurance for its directors and officers.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-33963), filed with the SEC on September 29, 2009.

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation dated May 12, 2015, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-33963), filed with the SEC on May 15, 2015.

4.3	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-33963), filed with the SEC on May 15, 2015.
4.4
Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), filed with the SEC on February 4, 2008.

4.5
Iridium Communications Inc. 2015 Equity Incentive Plan, as amended and restated through May 4, 2023, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33963) filed with the SEC on May 5, 2023.

4.6
Forms of Option Grant Notice and Option Agreement for use in connection with the 2015 Plan, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33963) filed with the SEC on May 15, 2015.

4.7
Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for use in connection with the 2015 Plan, incorporated by reference to Exhibit 10.37 of the Registrant's Annual Report on Form 10-K (File No. 001-33963) filed with the SEC on February 11, 2021.

4.8
Forms of Non-Employee Director Option Grant Notice and Non-Employee Director Option Agreement for use in connection with the 2015 Plan, incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-33963) filed with the SEC on May 15, 2015.

4.9
Forms of Non-Employee Director Restricted Stock Unit Award Grant Notice and Non-Employee Director Restricted Stock Unit Award Agreement for use in connection with the 2015 Plan, incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-33963) filed with the SEC on May 15, 2015.

4.10
Amended and Restated Performance Share Program established under the 2015 Plan, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 10-Q filed with the SEC on April 23, 2019.

4.11
Form of Performance Share Award Grant Notice and Performance Share Award Agreement for use in connection with the Performance Share Program, incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 19, 2022.

5.1*	Opinion of Cooley LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included as part of the signature page to this Registration Statement).
107*	Filing fee table.

*	Filed herewith.
Item 9.     Undertakings

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 26th day of July, 2023.

IRIDIUM COMMUNICATIONS INC.

By:	/s/ Matthew J. Desch
Matthew J. Desch
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew J. Desch, Thomas J. Fitzpatrick and Kathleen A. Morgan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ Matthew J. Desch	Chief Executive Officer and Director	July 26, 2023
Matthew J. Desch	(Principal Executive Officer)

/s/ Thomas J. Fitzpatrick	Chief Financial Officer, Chief Administrative Officer and Director	July 26, 2023
Thomas J. Fitzpatrick	(Principal Financial Officer)

/s/ Timothy P. Kapalka	Chief Accounting Officer, Iridium Satellite LLC	July 26, 2023
Timothy P. Kapalka	(Principal Accounting Officer)

/s/ Robert H. Niehaus	Director and Chairman of the Board	July 26, 2023
Robert H. Niehaus

/s/ Thomas C. Canfield	Director	July 26, 2023
Thomas C. Canfield

/s/ L. Anthony Frazier	Director	July 26, 2023
L. Anthony Frazier

/s/ Jane L. Harman	Director	July 26, 2023
Jane L. Harman

/s/ Alvin B. Krongard	Director	July 26, 2023
Alvin B. Krongard

/s/ Suzanne E. McBride	Chief Operations Officer and Director	July 26, 2023
Suzanne E. McBride

/s/ Eric T. Olson	Director	July 26, 2023
Eric T. Olson

/s/ Parker W. Rush	Director	July 26, 2023
Parker W. Rush

/s/ Kay N. Sears	Director	July 26, 2023
Kay N. Sears

/s/ Jacqueline E. Yeaney	Director	July 26, 2023
Jacqueline E. Yeaney